     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          INTERNATIONAL PAPER COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

                NEW YORK                                                                           13-0872805
    (State or Other Jurisdiction of                                                             (I.R.S. Employer
     Incorporation or Organization)                                                          Identification Number)

                            ------------------------

              TWO MANHATTANVILLE ROAD                                   JAMES W. GUEDRY
              PURCHASE, NEW YORK 10577                            INTERNATIONAL PAPER COMPANY
                   (914) 397-1500                                   TWO MANHATTANVILLE ROAD
 (Address, Including Zip Code, and Telephone Number                 PURCHASE, NEW YORK 10577
        Including Area Code, of Registrant's                             (914) 397-1500
            Principal Executive Offices)                     (Name, Address, Including Zip Code and
                                                             Telephone Number, Including Area Code,
                                                                     of Agent for Service)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF SECURITIES TO            AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
                  BE REGISTERED                         REGISTERED           SHARE(1)           PRICE (1)        REGISTRATION FEE
Common Stock, par value $1.00 per share (2)          5,000,000 shares        $39.125           $195,625,000          $59,281

(1) The shares are to be offered at prices not presently determinable. The offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices reported by the New York Stock Exchange on April 3, 1997.

(2) Prior to April 28, 1997, when the Company's Common Share Purchase Rights expire, each share of Common Stock offered pursuant to this Registration Statement will be accompanied by one Common Share Purchase Right. The Common Share Purchase Rights are also being registered by this Registration Statement. Prior to the occurrence of certain events, such Common Share Purchase Right will not be exercisable or evidenced separately from the Company's Common Stock. No separate consideration will be received for the Common Share Purchase Rights.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains two forms of prospectus: one to be used by the Company in connection with the issuance and sale from time to time by the Company of shares of Common Stock in connection with its acquisition of the securities or assets of other businesses (the "Company Prospectus") and one to be used principally by persons who have received shares of Common Stock of the Company in connection with acquisitions by the Company of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be Underwriters within the meaning of the Securities Act (the "Selling Stockholders Prospectus"). The Company Prospectus and the Selling Stockholders Prospectus will be identical in all respects except that they will contain different front and back cover pages and the Selling Stockholders Prospectus will contain an additional section under the caption "Manner of Offering." The Company Prospectus is included herein and is followed by those pages to be used in the Selling Stockholders Prospectus which differ from, or are in addition to, those in the Company Prospectus. Each of the alternate or additional pages for the Selling Stockholders Prospectus included herein has been labeled "Alternate Page for Selling Stockholders Prospectus." If required pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act, ten copies of each of the prospectuses in the forms in which they are used after this Registration Statement becomes effective will be filed with the Commission.

                          INTERNATIONAL PAPER COMPANY
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

           FORM S-4 ITEM NUMBER AND HEADING                                         PROSPECTUS CAPTION OR LOCATION
           -------------------------------------------------------------  --------------------------------------------------

A.         Information about the Transaction

                  1.  Forepart of Registration Statement and Outside
                       Front Cover Page of Prospectus...................  Outside Front Cover Page

                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus.......................................  Inside Front Cover Page and Outside Back Cover
                                                                            Page

                  3.  Risk Factors, Ratio of Earnings to Fixed Charges
                       and Other Information............................  Available Information; Incorporation of Certain
                                                                            Documents by Reference

                  4.  Terms of the Transaction..........................  *

                  5.  Pro Forma Financial Information...................  *

                  6.  Material Contacts with the Company Being
                       Acquired.........................................  *

                  7.  Additional Information Required for Reoffering by
                       Persons and Parties Deemed to be Underwriters....  Manner of Offering

                  8.  Interests of Named Experts and Counsel............  Legal Matters; Experts

                  9.  Disclosure of Commission Position on
                       Indemnification for Securities Act Liabilities...  *

B.         Information About the Registrant

                 10.  Information with Respect to S-3 Registrants.......  Outside Front Cover Page; Available Information;
                                                                            Incorporation of Certain Documents by Reference;
                                                                            The Company

                 11.  Incorporation of Certain Information by
                       Reference........................................  Incorporation of Certain Documents by Reference

                 12.  Information with Respect to S-2 or S-3
                       Registrants......................................  *

                 13.  Incorporation of Certain Information by
                       Reference........................................  *

                 14.  Information with Respect to Registrants Other Than
                       S-3 or S-2 Registrants...........................  *

C.         Information About the Company Being Acquired.................  *

D.         Voting and Management Information............................  *

------------------------

* Item is omitted because either it is inapplicable or the answer thereto is negative.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 9, 1997

                                5,000,000 SHARES

                          INTERNATIONAL PAPER COMPANY

                                  COMMON STOCK

                               ($1.00 PAR VALUE)

                             ---------------------

                                   PROSPECTUS
                                ---------------

    This Prospectus relates to 5,000,000 shares of common stock, $1.00 par value (the "Common Stock"), of International Paper Company, a New York corporation (the "Company"), which may be offered and issued from time to time by the Company in connection with its acquisition of the securities or assets of other businesses. It is expected that the terms of acquisitions involving the issuance and sale by the Company of Common Stock covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses whose securities or assets are acquired. The Company expects that the shares of Common Stock issued in exchange for securities or assets in business combination transactions will be valued at prices reasonably related to market prices of the Common Stock either at the time the terms of an acquisition are agreed upon or at or about the time of delivery of such shares of Common Stock.

    The Registration Statement of which this Prospectus is a part also relates to the offer and sale of Common Stock from time to time by persons who have received shares of Common Stock in connection with acquisitions by the Company of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

    All expenses of the offering by the Company hereby will be paid by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of Common Stock, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of the Securities Act.

    The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "IP." On April 7, 1997, the closing price of the Common Stock on the NYSE was $40 per share.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                   The date of this Prospectus is    , 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices, located at Northwest Atrium Center (Suite 1400), 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at prescribed rates. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

    The Company has filed with the Commission a registration statement on Form S-4 (the "Registration Statement") under the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1996 and its Current Reports on Form 8-K dated February 12, 1997 and April 9, 1997, all of which have been previously filed with the Commission under file no. 1-3157; (b) the description of the Company's capital stock which is contained in the Company's registration statement on Form 8-A, dated July 20, 1976, as amended, and the Company's registration statement on Form S-3, filed January 8, 1992 (33-44855); and (c) the Company's registration statement on Form 8-A, dated April 17, 1987, as amended December 14, 1989 (relating to the Common Share Purchase Rights), and the related Current Report on Form 8-K, dated April 17, 1987.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the Common Stock offered hereby shall be deemed incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein, in a document incorporated or deemed to be incorporated by reference herein, or in any supplement to this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the above documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests should be directed to:
International Paper Company, Two Manhattanville Road, Purchase, New York 10577;
Attn: Corporate Secretary (telephone 914-397-1500).

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM:
INTERNATIONAL PAPER COMPANY, TWO MANHATTANVILLE ROAD, PURCHASE, NEW YORK 10577;
ATTN: CORPORATE SECRETARY (TELEPHONE 914-397-1500). IN ORDER TO

ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
      , 199 (FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE).

                                  THE COMPANY

    The Company, a New York corporation incorporated in 1941 as a successor to the New York corporation of the same name organized in 1898, is a global paper and forest products company that produces printing and writing papers, pulp, paperboard and packaging and wood products. It also manufactures specialty items including tissue products; photographic films, papers and equipment; nonwovens; specialty chemicals; and specialty panels and laminated products. The Company also distributes printing and writing papers and other products in the United States, Europe and the Pacific Rim.

    Unless the context otherwise requires, references herein to the "Company" shall mean International Paper Company and its consolidated subsidiaries.

    The Company's principal executive offices are located at Two Manhattanville Road, Purchase, New York 10577, where its telephone number is (914) 397-1500.

                                 LEGAL MATTERS

    The validity of the Common Stock being offered hereby will be passed upon for the Company by James W. Guedry, Esq., Vice President, Secretary and Associate General Counsel of the Company.

                                    EXPERTS

    The consolidated financial statements and schedule incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein, in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................          2
Incorporation of Certain Documents by
  Reference.....................................          2
The Company.....................................          3
Legal Matters...................................          3
Experts.........................................          3

                                5,000,000 SHARES

                                 INTERNATIONAL
                                 PAPER COMPANY

                                     [LOGO]

                                  COMMON STOCK
                               ($1.00 PAR VALUE)

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 9, 1997

                                5,000,000 SHARES
                          INTERNATIONAL PAPER COMPANY
                                  COMMON STOCK
                               ($1.00 PAR VALUE)

                                 ______________
                                   PROSPECTUS
                                 ______________

    This Prospectus, as appropriately amended or supplemented, may be used from time to time principally by persons who have received shares of common stock, $1.00 par value (the "Common Stock"), of International Paper Company, a New York corporation (the "Company"), in connection with the acquisition by the Company of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), as more fully described herein. The Company will receive none of the proceeds from any such sale. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Printing, certain legal and accounting, filing and other similar expenses of this offering will be paid by the Company. Selling Stockholders (as defined herein) will generally bear all other expenses of this offering, including brokerage fees and any underwriting discounts or commissions.

    The Registration Statement of which this Prospectus is a part also relates to the offer and issuance by the Company from time to time of 5,000,000 shares of Common Stock in connection with its acquisition of the securities or assets of other businesses.

    The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "IP." On April 7, 1997, the closing price of the Common Stock on the NYSE was $40 per share.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is            , 1997.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                               MANNER OF OFFERING

    This Prospectus, as appropriately amended or supplemented, may be used from time to time principally by persons who have received shares of Common Stock in connection with acquisitions by the Company of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares (such persons are herein referred to as "Selling Stockholders") in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be underwriters within the meaning of the Securities Act. The Company will receive none of the proceeds from any such sales. Except as described under "Selling Stockholders," there presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the shares of Common Stock described herein. Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock bought through a block trade, special offering, exchange distribution or secondary distribution, a supplemented Prospectus will be filed, pursuant to Rule 424(b) under the Securities Act, setting forth (i) the name of each Selling Stockholder and the participating broker-dealer(s),
(ii) the number of shares involved, (iii) the price at which the shares were sold, (iv) the commissions paid or the discounts allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus and (vi) other facts material to the transaction.

    Selling Stockholders may sell the shares being offered hereby from time to time in transactions (which may involve crosses and block transactions) on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices. Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act solely as agent and/or may acquire shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of the NYSE, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree with Selling Stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as an agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to Selling Stockholders. In addition or alternatively, shares may be sold by Selling Stockholders and/or by or through other broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of the NYSE, and in connection therewith commissions in excess of the customary commission prescribed by such governing rules may be paid to participating broker-dealers or, in the case of certain secondary distributions, a discount or concession from the offering price may be allowed to participating broker-dealers in excess of the customary commission. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to or through other broker-dealers, including transactions of the nature described in the preceding two sentences) on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchaser of such shares.

    The Company may agree to indemnify each Selling Stockholder as an underwriter under the Securities Act against certain liabilities, including liabilities arising under the Securities Act. Each Selling Stockholder may indemnify any broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

    The Selling Stockholders may resell the shares offered hereby only if such securities are qualified for sale under applicable state securities or "blue sky" laws or exemptions from such registration and qualification requirements are available.

                                      2-A

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................     2
Incorporation of Certain Documents by Reference...........................     2
Manner of Offering........................................................   2-A
The Company...............................................................     3
Legal Matters.............................................................     3
Experts...................................................................     3

                                5,000,000 SHARES

                                 INTERNATIONAL
                                 PAPER COMPANY

                                     [LOGO]

                                  COMMON STOCK
                               ($1.00 PAR VALUE)

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 721 of the New York Business Corporation Law ("B.C.L.") provides that, in addition to indemnification provided in Article 7 of the B.C.L., a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

    Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

    Section 722(c) of the B.C.L. provides that a corporation may indemnify a director or officer, made, or threatened to be made, a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the B.C.L. in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

    Section 723 of the B.C.L. specifies the manner in which payment of indemnification under Section 722 of the B.C.L. or indemnification permitted under Section 721 of the B.C.L. may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the B.C.L. provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and 723 of the B.C.L. Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

    Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

    Article VII of the Restated Certificate of Incorporation of International Paper Company provides in part as follows:

           "Each Director of the Corporation shall be indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director of the Corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director, provided that such right of indemnification shall not be deemed exclusive of any other rights to which a Director of the Corporation may be entitled, under any by-law, agreement, vote of stockholders or otherwise."

    Article IX of the By-laws, as amended, of the Company provides as follows:

           "The Corporation shall indemnify each Officer or Director who is made, or threatened to be made, a party to any action by reason of the fact that he or she is or was an Officer or Director of the Corporation, or is or was serving at the request of the Corporation in any capacity for the Corporation or any other enterprise, to the fullest extent permitted by applicable law. The Corporation may, so far as permitted by law, enter into an agreement to indemnify and advance expenses to any Officer or Director who is made, or threatened to be made, a party to any such action."

    The Company has purchased certain liability insurance for its officers and directors as permitted by Section 727 of the B.C.L. and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the B.C.L., as permitted by
Section 721 of the B.C.L.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a)  Exhibits:

      5.1  --Opinion of James W. Guedry, Esq.
     23.1  --Consent of Arthur Andersen LLP
     23.2  --Consent of James W. Guedry, Esq. (included in Exhibit 5.1)
     24.1  --Powers of Attorney (set forth on signature page to this Registration Statement).

      (b)  Financial Statement Schedules

    No financial statement schedules are included herein as the required information is inapplicable or the information is presented in the Company's consolidated financial statements or related notes incorporated herein by reference.

ITEM 22. UNDERTAKINGS

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (5) (i) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (ii) The registrant undertakes that every prospectus: (A) that is filed pursuant to paragraph (i) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on April 9, 1997.

                                INTERNATIONAL PAPER COMPANY

                                By:             /s/ JAMES W. GUEDRY
                                     -----------------------------------------
                                                  James W. Guedry
                                                     SECRETARY

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints James W. Guedry and Barbara L. Smithers, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4 covering 5 million shares of stock and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
      /s/ JOHN T. DILLON        Director and Chairman of
------------------------------    the Board (Chief             April 8, 1997
       (John T. Dillon)           Executive Officer)

     /s/ C. WESLEY SMITH        Executive Vice President
------------------------------    and Director                 April 8, 1997
      (C. Wesley Smith)

    /s/ WILLARD C. BUTCHER               Director
------------------------------                                 April 8, 1997
     (Willard C. Butcher)

     /s/ ROBERT J. EATON                 Director
------------------------------                                 April 8, 1997
      (Robert J. Eaton)

     /s/ STANLEY C. GAULT                Director
------------------------------                                 April 8, 1997
      (Stanley C. Gault)

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
     /s/ JOHN A. GEORGES        Director
------------------------------                                 April 8, 1997
      (John A. Georges)

     /s/ THOMAS C. GRAHAM                Director
------------------------------                                 April 8, 1997
      (Thomas C. Graham)

     /s/ JOHN R. KENNEDY                 Director
------------------------------                                 April 8, 1997
      (John R. Kennedy)

    /s/ DONALD F. MCHENRY                Director
------------------------------                                 April 8, 1997
     (Donald F. McHenry)

    /s/ PATRICK F. NOONAN                Director
------------------------------                                 April 8, 1997
     (Patrick F. Noonan)

     /s/ JANE C. PFEIFFER                Director
------------------------------                                 April 8, 1997
      (Jane C. Pfeiffer)

   /s/ EDMUND T. PRATT, JR.              Director
------------------------------                                 April 8, 1997
    (Edmund T. Pratt, Jr.)

   /s/ CHARLES R. SHOEMATE               Director
------------------------------                                 April 8, 1997
    (Charles R. Shoemate)

      /s/ ROGER B. SMITH                 Director
------------------------------                                 April 8, 1997
       (Roger B. Smith)

    /s/ MARIANNE M. PARRS       Senior Vice President and
------------------------------    Chief Financial Officer      April 8, 1997
     (Marianne M. Parrs)

     /s/ ANDREW R. LESSIN       Vice President and
------------------------------    Controller and Chief         April 8, 1997
      (Andrew R. Lessin)          Accounting Officer

                                 EXHIBIT INDEX

EXHIBIT NO.               EXHIBIT
-------------             ---------------------------------------------------------------------------------------------------

        5.1    --         Opinion of James W. Guedry, Esq.

       23.1    --         Consent of Arthur Andersen LLP.

       23.2    --         Consent of James W. Guedry, Esq. (included in Exhibit 5.1).

       24.1    --         Powers of Attorney (set forth on signature page to this Registration Statement).